SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 15, 2012
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 1.01- Entry into a Material Definitive Agreement

On October 15, 2012, HOMI entered into a new loan agreement with Tomwood Limited, which is the majority shareholder in HOMI. Pursuant to such loan agreement, Tomwood agreed to loan to HOMI the sum of $200,000, bearing 8% annual interest.  The loan is for a period of four years, including two years’ grace on the principal. Pursuant to the loan agreement, HOMI stated its intention to engage in an offering to existing shareholders of subscription rights to purchase HOMI common stock (a “rights offering”).  In the event of such rights offering, HOMI shall have thirty days from the date of effectiveness of a registration statement filed with the United States Securities and Exchange Commission for such rights offering, to notify Tomwood that it wishes to have its loan repaid, in part or in whole, in HOMI common stock at the same price as shares are being offering in such rights offering.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1	Loan Agreement by and between HOMI and Tomwood Ltd. dated October 15, 2012

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

October 15, 2012		Hotel Outsource Management International, Inc.

	By:	/s/ Jacob Ronnel
	Name:	Jacob Ronnel
	Title:	Chief Executive Officer